UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 29, 2008


                        LOCATEPLUS HOLDINGS CORPORATION
                          (Exact name of registrant as

                           specified in its charter)

                                   000-49957
                            (Commission File Number)

                  DELAWARE                           04-3332304
      (State or other jurisdiction                (I.R.S. Employer
            of incorporation)                     Identification No.)

                         100 CUMMINGS PARK, SUITE 235M
                                BEVERLY, MA 01915
             (Address of principal executive offices, with zip code)

                                 (978) 921-2727
                        (Registrant's telephone number,
                              including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Company has announced that the Board of Directors has entered into an employment agreement with James C. Fields, its current President and Chief Executive Officer.

Prior to being appointed President and Chief Executive Officer, Mr. Fields served as Vice President of Finance, Treasurer, Secretary and Acting Chief Financial Officer since March 31, 2003. Prior to that, Mr. Fields had served as Director of Finance since February 2001. Prior to joining the Company, Mr. Fields was the Controller and Vice President of operations at CO Space, a carrier neutral collocation company. Mr. Fields is a certified public accountant and holds a Bachelor of Arts in Accounting from the College of St. Scholastica, which he received in 1992, and a Masters of Business Administration from Babson College, which he received in 1999.

Under the agreement, Mr. Fields will continue to serve as President and CEO and also as a member of the Board for an initial three years. The contract is renewed automatically for periods of one year commencing on the third anniversary of the effective date. Mr. Fields will receive a salary of $250,000 per year with no annual increase and is also eligible for a quarterly bonus at and after each December 31 while the agreement is in effect, beginning with March 31, 2008 for the year then ended. In addition to any performance bonus, the Executive is entitled to a one-time, Fifty Thousand Dollar bonus for the six month period ending Jan 1, 2008 provided, however that the payment of the bonus does not create a cash deficit for the Employer at the time of payment and that the Executive applies the entirety of the proceeds thereof to the purchase of shares of stock of the Employer.


ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Company announced that the Board of Directors has elected two new members to the Board.

In conjuntion with the signing of an employment agreement,James C. Fields, the current President and CEO has been appointed to the Board of Directors.

The Board has also appointed Paul L. DeRoche to the Board of Directors and as a financial expert has been appointed Chairman of the Audit Committee

Mr. DeRoche, a licensed CPA in Massachusetts is currently an employee of the CPA firm, Stafford, Gaudet, and Associates, LLC.

Prior to his employment at Stafford, Gaudet, and Associates, Mr. DeRoche held a number of financial positions at various entities. From November, 1999 through July, 2006, he held the position of General Manager and CFO at B.G. Peck Company, a custom manufacturing facility.

Mr. DeRoche has a B.S. in business administration from Salem State College and is currently a member of the Mass Societs of CPA's and the American Institute of Certified Public Accountants. Mr DeRoche is also a former member of the Greater Boston Manufacturing Partnership. Mr DeRoche is also the former President, VP, Director, and Secretary of the Massachusetts Chapter of Contruction Financial Management Association.


                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     LOCATEPLUS  HOLDINGS  CORPORATION

Date:  May 29, 2008

By: /s/  James  Fields
-----------------------
James  Fields
President and CEO